Exhibit 3.37

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CONTRACTORS’ WAREHOUSE, LLC

Contractors’ Warehouse, LLC, a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: The name of the company is Contractors’ Warehouse, LLC.

SECOND: The certificate of formation of the limited liability company is hereby amended by amending Article 1 to read as follows:

“The name of the limited liability company is HD Supply Repair & Remodel, LLC (the “Company”).”

IN WITNESS WHEREOF, Contractors’ Warehouse, LLC has caused this Certificate of Amendment to be signed and attested by its duly authorized representative, this 24th day of October, 2006.

THE HOME DEPOT SUPPLY, INC.,
as Manager

By:	/s/ David Bearman
David Bearman, Assistant Treasurer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	BoSox Acquisition Sub, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:	The sentence
in Article I of the Certificate of Formation shall be replaced with the following: The name of the limited liability company is Contractors’ Warehouse, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of June, A. D. 2005.

By:	/s/ Browning Afield
Authorized Person(s)

Name:	Browning Afield
Print or Type

CERTIFICATE OF FORMATION

OF

BOSOX ACQUISITION SUB, LLC

I.

The name of the limited liability company is BoSox Acquisition Sub, LLC (the “Company”).

II.

The address of the registered agent of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of the Company’s registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of BoSox Acquisition Sub, LLC, this 1st day of April, 2005.

/s/ N. Browning Afield
N. Browning Afield, Authorized Person